Exhibit 99.1

Essex Property Trust Prices $300 Million of 4.500% Senior Notes Due 2048
San Mateo, California—February 27, 2018—Essex Property Trust, Inc. (NYSE:ESS) announced today that its operating partnership, Essex Portfolio, L.P. (the “Issuer”), priced an underwritten public offering of $300 million aggregate principal amount of 4.500% senior notes due 2048 (the “Notes”). The Notes were priced at 99.591% of par value with a yield to maturity of 4.525%. Interest is payable semiannually at an interest rate per annum of 4.500% on March 15 and September 15 of each year with the first interest payment due September 15, 2018. The Notes mature on March 15, 2048. The Notes will be the senior unsecured obligations of the Issuer and will be fully and unconditionally guaranteed by Essex Property Trust, Inc. The Notes offering is expected to close on March 8, 2018, subject to the satisfaction of certain closing conditions.

The Issuer expects to use the net proceeds to repay indebtedness under its unsecured line of credit facilities and for other general corporate and working capital purposes.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, Jefferies LLC and MUFG Securities Americas Inc. served as joint book-running managers. Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and Mizuho Securities USA LLC served as senior co-managers and Capital One Securities, Inc., Regions Securities LLC and Scotia Capital (USA) Inc. served as co-managers for the offering.

The Issuer and Essex Property Trust, Inc. have filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. You may get these documents for free by searching the SEC online database on the SEC website at http://www.sec.gov. Alternatively, the Issuer, Essex Property Trust, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it from (i) J.P. Morgan Securities LLC collect at 1-212-834-4533, (ii) Citigroup Global Markets Inc. toll free at 1-800-831-9146, (iii) U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607 or (iv) Wells Fargo Securities, LLC toll free at 1-800-645-3751.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.

About Essex Property Trust, Inc.
Essex Property Trust, Inc. (“Essex”), an S&P 500 company, is a fully integrated real estate investment trust (“REIT”) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 247 operating apartment communities with an additional seven properties in various stages of active development.

Safe Harbor Statement
This press release contains forward-looking statements, including statements related to the Notes offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry; adverse economic or real estate developments in our target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments and the ability to refinance indebtedness as it comes due; failure to maintain credit ratings with the rating agencies; risks and uncertainties affecting property acquisitions and developments, increases in interest rates and volatility in the securities markets; Essex’s ability to maintain its status as a REIT; and other risks detailed in our filings with the SEC. All forward-looking statements are made as of today, and we assume no obligation to update this information. For more details relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks related to our business in general, please refer to our SEC filings, including our most recent Report on Form 10-K for the year ended December 31, 2017 and  the prospectus supplement and related prospectus for this offering, as well as our other filings with the SEC that are incorporated by reference in such prospectus supplement and accompanying prospectus.

Contact Information
Barb Pak
Group Vice President of Finance & Investor Relations (650) 655-7800
bpak@essex.com